AMENDED AND RESTATED DECLARATION OF TRUST
Of PIMCO ETF Trust (a Delaware Statutory Trust)
Dated as of November 4, 2014
8/19/2016
Amended and Restated Declaration of Trust of Registrant dated
November 4, 2014
	TABLE OF CONTENTS
	AMENDED AND RESTATED DECLARATION OF TRUST

ARTICLE I	NAME AND DEFINITIONS
Section 1.	Name
Section 2.	Definitions
ARTICLE II	PURPOSE OF TRUST
Section 1.	General
ARTICLE III	SHARES
Section 1.	Division of Beneficial Interest
Section 2.	Ownership of Shares
Section 3.	Transfer of Shares
Section 4.	Investments in the Trust
Section 5.	Status of Shares and Limitation of Shareholder Liability
Section 6.	Establishment and Designation of Series or Class
Section 7.	Indemnification of Shareholders
ARTICLE IV	TRUSTEES
Section 1.	Numbers, Election and Tenure
Section 2.	Effect of Death, Resignation, Etc. of a Trustee
Section 3.	Powers
Section 4.	Expenses of the Trust and Series
Section 5.	Ownership of Assets of the Trust
Section 6.	Service Contracts
Section 7.	Trustees and Officers as Shareholders
ARTICLE V	SHAREHOLDERS VOTING POWERS AND MEETINGS
Section 1.	Voting Powers; Meetings; Notice; Record Dates
Section 2.	Quorum and Required Vote
Section 3.	Record Dates
Section 4.	Additional Provisions
ARTICLE VI	NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS
Section 1.
	Determination of Net Asset Value, Net Income and Distributions
Section 2.	Maintenance of Stable Net Asset Value
Section 3.	Redemptions and Repurchases
ARTICLE VII
	COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES
Section 1.	Compensation
Section 2.	Limitation of Liability
Section 3.	Indemnification
Section 4.
	Trustees Good Faith Action; Expert Advice; No Bond or Surety
Section 5.	Insurance
ARTICLE VIII	MISCELLANEOUS
Section 1.	Liability of Third Persons Dealing with Trustees
Section 2.	Derivative Actions
Section 3.	Termination of the Trust or Any Series or Class
Section 4.	Reorganization
Section 5.	Amendments
Section 6.
	Maintaining Copies of Declaration of Trust; References; Heading
s; Counterparts
Section 7.	Applicable Law
Section 8.	Provisions in Conflict with Law or Regulations
Section 9.	Fiscal Year
Section 10.  Use of the Name Pacific Investment Management or PIMCO
Section 11.    Statutory Trust Only
Section 12.    Writings

AMENDED AND RESTATED DECLARATION OF TRUST
Of PIMCO ETF Trust

THIS AMENDED AND RESTATED DECLARATION OF TRUST is made as of the date set forth below by the Trustees named hereunder for the purpose of forming a Delaware statutory trust. WHEREAS, pursuant to the Declaration of Trust dated November 14, 20 08, the Trustees approved of the filing of the Certificate of Trust with the Office of the Secretary of State of the State of Delaware and declared that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust then possessed or thereafter acquired from time to time in any manner and manage and dispose of the same upon the terms and conditions of such Declaration of Trust for the benefit of the Shareholders of this Trust;

WHEREAS, the Trustees desire to amend and restate said Declaration of
Trust in its entirety; NOW, THEREFORE, the Trustees restate the
Declaration of Trust as follows:
ARTICLE I
NAME AND DEFINITIONS
Section 1. Name
This Trust shall be known as PIMCO ETF Trust and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.
Section 2. Definitions
Whenever used herein, unless otherwise required by the context or specifically provided: (a)  Administrator  means  a  party  furnishing services  to  the  Trust  pursuant  to  any  administration  contract described  in Article IV, Section 6(a) hereof;(b)  By Laws  means the
By Laws  of  the  Trust  as  amended  from  time  to  time,  which
By Laws  are  expressly  herein incorporated by reference as part of the governing instrument within the meaning of the Delaware Act;
(c) Certificate of Trust means the certificate of trust of the Trust, as filed in the Office of the Secretary of State of the State of Delaware in
accordance with the Delaware Act and as it may be amended or restated from time to time;(d)  Class  means  a  class  of  Shares of  a  Series  of  the  Trust  established  in  accordance  with  the
provisions  of Article  III	hereof;(e) Code means the Internal Revenue
Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;(f) Commission shall have the meaning given such term in the 1940 Act;(g) Declaration of Trust means this
Declaration of Trust, as amended, supplemented or amended and restated from time to time;(h) Delaware Act means the Delaware
Statutory Trust Act, 12 Del. C. SS 3801 et seq., as amended from time to Time;(i) Interested Person shall have the meaning given it in
Section 2(a)(19) of the 1940 Act;(j)  Investment  Adviser  means  a party furnishing services to the Trust pursuant to any investment advisory contract described in Article IV, Section 6(a) hereof;
(k) Net Asset Value means the net asset value of each Series or Class of the Trust, determined as provided in Article VI, Section 1 hereof;
(l) Outstanding Shares means Shares shown in the books of the Trust or its transfer agent as then outstanding; (m) Person means and includes natural persons, corporations, partnerships, limited partnerships, business trusts, limited liability partnerships, statutory trusts and foreign statutory trusts, trusts, limited liability companies, associations, joint ventures, estates, custodians, nominees and any other individual or entity in its own or any representative capacity and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign; (n) Principal Underwriter shall have the meaning given such term in the 1940 Act; (o) Series means each Series of Shares established and designated under or in accordance with the provisions of Article III hereof;
(p) Shareholder means a record owner of Outstanding Shares;
(q)  Shares  means  the  transferable  units  of  beneficial  interest  (par value  $0.001  per  Share)  into  which  the  beneficial interest in the
Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares, and reference to the Shares, when applicable to any or all Series or Classes thereof, also refers to such Series or
Classes;	 (r) Trust  means  the  PIMCO  ETF  Trust,  the  Delaware
statutory  trust  established  under  the  Delaware  Act  by  this
Declaration of Trust and the Certificate of Trust, and reference to the
Trust, when applicable to one or more Series or Classes thereof, also refers to such Series or Class;(s) Trustees means the Person or
Persons who have signed this Declaration of Trust and all other Persons who may from time to time be duly elected or appointed and have qualified to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or
Persons in his or her or their capacity as Trustees hereunder.
(t) Trust Property means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust or any Series; and (u) 1940 Act means the
Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.
ARTICLE II
PURPOSE OF TRUST
Section 1. General
The purpose of the Trust is to conduct, operate and carry on the businesses of an open end management investment company registered under the 1940 Act through one or more Series. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an open end
management investment company registered under the	 1940 Act
and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.
ARTICLE III
SHARES
Section 1. Division of Beneficial Interest
(a) The beneficial interest in the Trust shall be divided into one or more Series. The Trustees may divide each Series into one or more Classes.
The Trustees hereby establish the Series and Classes listed in Schedule attached hereto and made a part hereof. Schedule A  may  be  revised from  time  to  time  by  resolution  of  a  majority  of  the  then
Trustees,  including  in  connection  with  the establishment  and designation  of  any  Series  or  Class  pursuant  to  Section  6  of  Article
III. Subject to the further provisions of this Article III, any restriction set forth in the By Laws and any applicable requirements  of  the  1940  Act,  the  Trustees  shall  have  full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or
Class thereof, to: (i) divide the beneficial interest in each Series or
Class thereof into Shares, with or without par value as the Trustees shall determine; (ii) issue Shares without limitation as to number
(including fractional Shares) to such Persons and for such amount and type of consideration, including cash or securities, at such time or times and on such terms as the Trustees may deem  appropriate;
(iii) establish, designate, redesignate, classify, reclassify and change in any manner any Series or Class thereof and fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to(or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust;
provided, however, that the Trustees may not reclassify or change
Outstanding Shares in a manner materially adverse to Shareholders of such Shares, without obtaining the authorization or vote of the
Series or Class of Shareholders that would be materially adversely affected; (iv)  divide  or  combine  the  Shares  of  any  Series  or  Class thereof  into  a  greater  or  lesser  number  without  thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class thereof in the assets held with respect to that
Series or Class; (v)  issue  Shares  to  acquire  other  assets  (including assets subject to, and in connection with, the assumption of liabilities) and businesses; (vi) change the name of any Series or Class thereof; (vii) dissolve and terminate any one or more Series or Classes thereof; and (viii) take such other action with respect to the Series,
Classes and Shares as the Trustees may deem desirable. (b) Subject to the distinctions permitted among Classes of the same Series as established by the Trustees, consistent with the requirements of the
1940 Act and the Code, each Share of a Series of the Trust shall represent an equal beneficial interest in the net  assets  of  such
Series,  and  each  Shareholder  of  a  Series  shall  be  entitled  to receive  such  Shareholders  pro  rata  share  of distributions of income and capital gain, if any, made with respect to such Series. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust.
(c) All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non assessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.
Section 2. Ownership of Shares
The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the Trust.
No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The
Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Cl ass of the Trust and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each
Series or Class of the Trust and as to the number of Shares of each
Series or Class of the Trust held from time to time by each
Shareholder. No Shareholder shall be entitled to receive any payment of a dividend or distribution, nor to have notice given to him as provided herein or in the By Laws, until he or she has given his or her address to the Trust or to the Trust s transfer or similar agent.
Section 3. Transfer of Shares
Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the recordholder thereof or by his or her duly authorized agent upon delivery to the
Trustees or the Trusts transfer or similar agent of a duly
executed instrument of transfer (together with a Share certificate if one is outstanding), and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the
By Laws, the transfer shall be recorded on the books of the Trust.
Until  a  transfer  is  so  recorded,  the  Shareholder  of  record  of
Shares shall be deemed to be the holder of such Shares for all purposes hereunder, and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the
Trust, shall be affected by any notice of a proposed transfer.
Section 4. Investments in the Trust
Investments may be accepted by the Trust from Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. At the Trustees discretion, such investments, subject to applicable law, may be in the form of  cash  or  securities, valued as provided in Article VI, Section 1. Investments in a Series shall be credited to each Shareholders account in the form of full and fractional Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Shares, or (c) determine the Net Asset Value per Share of the initial capital contribution. The Trustees shall have the right to refuse to accept investments in any Series or Class at any time without any cause or reason therefor whatsoever.
Section 5. Status of Shares and Limitation of Shareholder Liability
Shares  shall  be  deemed  to  be  personal  property  giving  only  the rights  provided  in  this  Declaration  of  Trust.  Every Shareholder by virtue of having become a Shareholder shall be held to have expressly as presented and agreed to be bound by the terms hereof. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the
Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere  against  the
Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Declaration of Trust.
Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No
Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class. Neither the
Trust nor the Trustees, nor any officer, employee, or agent of the
Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money  or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware.
Section 6. Establishment and Designation of Series or Class
(a) The establishment and designation of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of  such  Series  or
Class  of  the  Trust,  whether  directly  in  such  resolution  or  by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. (b) Shares of each Series or Class of the Trust established  pursuant  to  this  Article  III,  unless  otherwise  provided in the resolution or related documents establishing such Series or
Class, shall have the following relative rights and preferences:
(i) Assets Held with Respect to a Particular Series
All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets and any funds or  payments  derived  from  any  reinvestment of  such  proceeds  in  whatever  form  the  same  may  be),  shall irrevocably  be  held separately with respect to that Series for all purposes, subject only to the rights of creditors of such Series, from the assets of the Trust and every other Series and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred to as assets held with respect to that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect  to  a particular Series (collectively General Assets), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees in their sole discretion, deem fair and equitable, and any General
Assets so allocated to a particular Series shall be assets held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each
 Series and the assets held with respect to each Series shall be held and Accounted for separately from the assets held with respect to all other
Series and the General Assets of the Trust not allocated to such Series.
(ii) Liabilities Held with Respect to a Particular Series
The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that
Series and all expenses, costs, charges, and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities of the
 Trust which are not readily identifiable as being held with respect to any particular Series or Class shall be allocated and charged by the
Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as liabilities held with respect to that Series or Class. Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series or
Classes for all purposes. Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against  the  assets  held  with respect  to  any  other  Series,  and  none  of  the  debts,  liabilities, obligations  and  expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets held with respect to such Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees discretion, be set forth in the Certificate of Trust (whether originally or by amendment), and upon the giving of such notice in the  Certificate  of  Trust,  the  statutory  provisions  of  Section  3804  of the  Delaware  Act  relating  to limitations on liabilities among Series
(and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Any Person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt with respect to that Series.
No Shareholder or former Shareholder of any Series, in such capacity, shall have a claim on or any right to any assets allocated or belonging to any other Series or to the Trust generally.
(iii) Dividends, Distributions, Redemptions and Repurchases
Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series or Class, nor shall any Shareholder or any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or Class.
The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.
(iv) Equality
All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to
that Series (subject to the liabilities held with respect to that Series or Class thereof and such rights and preferences as may have been established and designated with respect to any Class within such
Series), and each Share of any particular Series shall  be  equal to  each  other  Share  of  that  Series.  With  respect  to  any  Class  of  a
 Series, each such Class shall represent interests in the assets of that Series and have the same voting, dividend, liquidation and other  rights  and  terms  and conditions as each other Class of that
 Series, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees, and a Class may have exclusive voting rights with respect to matters affecting only that Class.
(v) Fractions
Any fractional Share of a Series or Class thereof shall carry proportionately all the rights and obligations of a whole Share of that
Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.
(vi) Exchange Privilege
The Trustees shall have the authority to provide that the Shareholders of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series or Class of the Trust or of other investment companies registered under the 1940 Act in accordance with such requirements and procedures as may be
established by the Trustees.
(vii) Combination of Series
The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class, unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class; provided, however, that the Trustees may not combine Outstanding Shares in a manner materially adverse to Shareholders of such Series or Class without obtaining the authorization or vote of the Series or Class of Shareholders that would be materially adversely affected.
Section 7. Indemnification of Shareholders
If any Shareholder or former Shareholder of any Series shall be held to be personally liable solely by reason of a claim or demand  relating  to such  Person  being  or  having  been  a  Shareholder,  and  not  because of  such  Persons  acts  or  omissions,  the Shareholder or former
Shareholder (or such Persons heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such claim or demand, but only out of the assets held with respect to the particular Series of Shares of which such Person is or was a Shareholder and from or in relation to which such liability arose.
 The  Trust,  on  behalf  of  the	applicable Series, may, at its
option, assume the defense of any such claim made against such
Shareholder. Neither the Trust nor the applicable Series shall be responsible for satisfying any obligation arising from such a claim that has been settled by the Shareholder without the prior written notice to, and consent of, the Trust.
ARTICLE IV
TRUSTEES
Section 1. Numbers, Election and Tenure
The number of Trustees shall initially be one, and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a majority of Trustees, or by resolution approved by a majority of Trustees, provided, however, that the
number of Trustees shall in no event be less than three. Each Trustee shall serve during the lifetime of the Trust until he or she (a) dies,
(b) resigns, (c) is declared incompetent by a court of appropriate jurisdiction, or (d) is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. In the event that less than the majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a Shareholders meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees.
Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provide in a written agreement with the Trust, no Trustee resigning
and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right  to  damages  on  account  of  such  removal.  The  Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Any Trustee may be removed (a) with or without cause at any meeting of Shareholders by a vote of two thirds of the Outstanding Shares of the Trust, or (b) with or without cause at any time by written instrument signed by at least two thirds of the remaining Trustees, specifying the date when such removal shall become effective.
Section 2. Effect of Death, Resignation, Etc. of a Trustee
The death, declination to serve, resignation, retirement, removal, incapacity or other reason for a vacancy of one or more
Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this
Declaration of Trust. Subject to the provisions of the 1940 Act and the
Delaware Act, to the extent that any provision or requirement of this Declaration of Trust or other policy or procedure of the Trust can not be satisfied as a result of the death, declination to serve, resignation, retirement, removal, incapacity or other reason for a vacancy of one or more Trustees, or all of them, the operation of the relevant provision or requirement shall be suspended (a) for 90 days if the vacancy may be filled by action of the remaining Trustees, or (b) for 150 days if a vote of the Shareholders is required to fill the vacancy. Whenever there shall be fewer than the designated number of Trustees, including for temporary vacancies or absences, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.
As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer
of the Trust or by a majority of the Trustees. In the event of the death, declination, resignation, retirement, removal, incapacity or other reason for a vacancy of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trusts Investment Adviser is empowered to appoint new
Trustees subject to the provisions of Section 16(a) of the 1940 Act.
Section 3. Powers
(a) Subject to the provisions of this Declaration of Trust and applicable law, the business of the Trust shall be managed by
the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. With out limiting the foregoing, the Trustees may: (i) adopt By Laws not inconsistent with this Declaration of Trust providing for the manage ment of the affairs of the Trust and may amend and repeal
such By Laws to the extent that such By Laws do not reserve that right to the Shareholders; (ii) enlarge or reduce the number of Trustees or remove any Trustee with or without cause at any time by written instrument signed by at least two thirds of the remaining
Trustees, specifying the date when such removal shall become effective;
(iii) fill vacancies caused by enlargement of their number or by the death, resignation, retirement or removal of a Trustee; (iv) elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; (v) appoint from their own number and establish and terminate one or more committees, consisting of two or more Trustees, that may exercise the powers and authority of the Trustees to the extent that the
Trustees so determine or establish such other committees for such purposes, with such membership, and with such responsibilities, as the Trustees may consider proper; (vi) employ one or more custodians of the assets of the Trust and authorize such custodians to
employ sub custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a  Federal  Reserve  Bank;  (vii)  employ  auditors,  counsel  or  other agents of the Trust, subject to the conditions set forth in this Declaration of Trust or in the By Laws; (viii) employ an Administrator for the Trust and authorize such Administrator to employ sub
administrators; (ix) employ an Investment Adviser to the Trust and auth orize such Investment Adviser to employ sub advisers;
(x) retain a transfer agent or a shareholder servicing agent, or both; (xi) provide for the issuance and distribution of Shares by the Trust directly  or  through  one  or  more  Principal  Underwriters  or otherwise; (xii) redeem, repurchase and transfer Shares pursuant to applicable law; (xiii) set record dates for the determination of
Shareholders with respect to various matters; (xiv) declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and (xv) delegate such authority as they consider desirable to any officer of the Trust, to any committee of the
Trustees and to any agent or employee of the Trust or to any such Investment Adviser, Administrator, sub adviser, sub administrator, custodian, transfer or shareholder servicing agent, or Principal
Underwriter. Any determination as to what is in the interests of the
Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.
(b) Unless otherwise specified herein or in the By Laws or required by applicable law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees (including a telephonic meeting at which the participants can hear one another, unless the 1940 Act requires an in person meeting for the particular action to be taken) at
which a quorum of Trustees is present, within or without the State of
Delaware, or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. One third (33 1 3%) of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or by any two other Trustees, and such power may be delegated to the
Secretary of the Trust. Notice of the time, date and place of all
Trustees meetings shall be given to each Trustee by telephone, facsimile or other electronic mechanism sent to his or her home or
business address at least twenty four hours in advance of the meeting or by written notice mailed to his or her home or business
address at least seventy two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting
without objecting to the lack of notice or who signs a waiver of notice either before, at or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.
(c) Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):
(i)  to  invest  and  reinvest  cash  and  other  property,  to  hold  cash  or other  property  uninvested,  and  to  subscribe  for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of or enter into contracts for the future acquisition or delivery of securities and other instruments and property of every nature and kind, including, without limitation, shares or interests in open end or closed end investment companies or other pooled investment vehicles, common and preferred stocks, warrants and rights to purchase securities, all types of bonds, debentures, stocks, negotiable or non negotiable instruments, loans, obligations, participations, other evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers acceptances, derivative instruments, and other securities or properties of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the
District of Columbia and any political subdivision, agency, or instrumentality thereof, and foreign government or any political
subdivision	of the United States Government or any
foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or engage in when issued or
delayed delivery transactions and in all types of financial instruments and hedging and risk management transactions; change
the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in
respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and
privileges in respect of any of said instruments;
(ii)  to  sell,  exchange,  lend,  pledge,  mortgage,  hypothecate,  lease, or  write  options  (including,  options  on  futures
contracts) with respect to, or otherwise deal in, any property rights relating to any or all of the assets of the Trust or any Series;
(iii) to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property and
to execute and deliver proxies or powers of attorney to such Person or
Persons as the Trustees shall deem proper, granting to such
Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;
(iv)  to  exercise  powers  and  right  of  subscription  or  otherwise which  in  any  manner  arise  out  of  ownership  of securities;
(v) to hold any security or property in any form, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub custodian or a nominee or nominees or otherwise; (vi)  to  consent  to  or  participate  in  any plan  for  the  reorganization,  consolidation  or  merger  of  any
corporation  or	issuer of any security which is held in the Trust;
(vii) to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer;
(viii) to pay calls or subscriptions with respect to any security held in the Trust; (ix) to join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in
that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to
delegate to them such power and authority with relation to any security
(whether or not so deposited or transferred) as the
Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee,
depositary or trustee as the Trustees shall deem proper;
(x) to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy,
including, but not limited to, claims for taxes;
(xi) to enter into joint ventures, general or limited partnerships and any other combinations or associations;
(xii) to borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;
(xiii) to endorse or guarantee the payment of any notes or other obligations of any Person, to make contracts of guaranty or suretyship, or otherwise assume liability for payment there of, and to mortgage and pledge the Trust Property or any
part thereof to secure any or all of such obligations;
(xiv) to purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters
, or independent contractors of the Trust, individually
against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by  reason  of  any  action  alleged  to  have  been  taken  or  omitted  by any  such  Person  as  Trustee,  officer,  employee,  agent,
Investment  Adviser,  Principal  Underwriter,  or  independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;
(xv) to adopt, establish and carry out pension, profit sharing, share bonus, share purchase, savings, thrift and other
retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the
Trustees, officers, employees and agents of the Trust;
(xvi) to operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;
(xvii) to enter into contracts of any kind and description;
(xviii) to employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are
members  of  a  national  securities  exchange  or  such  other  entities as  the  Commission  may  permit  as  custodians  of  the  Trust, subject to any conditions set forth in this Declaration of Trust or in the
By Laws; (xix) to employ auditors, counsel or other agents of the
Trust, subject to any conditions set forth in this Declaration of
Trust or in the By Laws; (xx) to establish and interpret the investment policies, practices, or limitations of any Series or Class;
(xxi) to establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article III;
 (xxii) to the fullest extent permitted by Section 3804 of the Delaware
Act, to allocate assets, liabilities and expenses
of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among
two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III; (xxiii) to list the Shares for trading on a securities exchange or in an over the counter market; and
(xxiv) to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may
engage subject to the requirements of the 1940 Act.
(d) The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or
more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder. The Trust may pursue its investment program and any other powers as set forth in this Section 3 of Article IV either
directly or indirectly through one or more subsidiary vehicles or otherwise at the discretion of the Trustees.
(e) Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities and other instruments and property from or sell any securities and other instruments and property to, or lend any assets of the Trust to, any
Trustee  or  officer  of  the  Trust  or  any  firm  of  which  any  such
Trustee  or  officer  is  a  member  acting  as  principal,  or  have  any
Such dealings with any Investment Adviser, Administrator, Principal
Underwriter, distributor or transfer agent for the Trust or with any
Interested Person of such person. The Trust may employ any such person, or entity in which such person is an Interested Person, as broker, legal counsel, registrar, Investment Adviser, Administrator, Principal Underwriter, distributor, transfer agent, dividend disbursing agent, shareholder servicing agent, custodian or in any other capacity upon customary terms.
Section 4. Expenses of the Trust and Series
Subject  to  Section  6  of  Article  III,  the  Trust  or  a  particular
Series shall pay, directly or indirectly through contractual arrangements, or shall reimburse the Trustees from the Trust Property or the assets belonging to the particular Series, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of pricing Trust
portfolio securities; expenses of sale, addition and reduction of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trusts investment advisers, managers, administrators, distributors, custodians, transfer agents, shareholder servicing agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses;
funds  transmission  expenses;  auditing,  legal  and  compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses, statements of additional information and Shareholder reports of the
Trust and each Series and delivering them to Shareholders; costs of  listing  the  Shares  on  a  securities  exchange  or  in  an over the counter  market;  expenses  of  meetings  of  Shareholders  and proxy solicitations therefor; costs of maintaining books and accounts;
costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trusts officers and employees and costs of other personnel performing services for the Trust or any
Series;  costs  of  Trustee  meetings;  Commission  registration  fees  and related  expenses;  registration  fees  and  related  expenses  under state or foreign securities or other laws; and for such non recurring items as may arise, including litigation to which the Trust or a
Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities. This Article shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.
Section 5. Ownership of Assets of the Trust
The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as
Trustee hereunder by the Trustees or any successor Trustees. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title  or  interest  in  any  of  the  Trust  Property,  and  the  right, title  and  interest  of  such  Trustee  in  the  Trust  Property  shall
vest	automatically  in  the  remaining  Trustees.  Such  vesting  and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial ownership in the Trust or Series.
Section 6. Service Contracts
(a) Subject to such requirements and restrictions as may be set forth under federal and or state law and in the By Laws,
including, without limitation, the requirements of Section 15 of the
1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or non exclusive advisory and or management services for the Trust or for any Series (or Class thereof) with any corporation, trust, association, or other organization; and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Investment
Adviser to supervise and direct the investment of all assets held, and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trusts investments; authority for the Investment Adviser to delegate certain or all of its duties under such contracts to qualified investment advisers, or such other activities as may specifically be delegated to such party.(b) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association, or other
organization, appointing it exclusive or non exclusive distributor or
Principal Underwriter for the Shares of one or more of the Series
(or Classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and or state law and in the By Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, and any such contract may contain such other terms as the Trustees may determine.
(c) The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the
custodian, among other things, to (a) hold the securities owned by the
Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) disburse such funds upon orders or vouchers, and (d) employ one or more sub custodians.
(d)  The  Trustees  are  also  empowered,  at  any  time  and  from  time to  time,  to  contract  with  any  corporations,  trusts,
associations or other organizations, appointing it or them the administrator, fund accountant, custodian, transfer agent and or shareholder servicing agent for the Trust or one or more of its Series.
Every such contract shall comply with such requirements and
restrictions as may be set forth under federal and or state law and in the By Laws or stipulated by resolution of the Trustees.
(e) The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of  its  Shares,  subject  to the  requirements  of  Section  12  of  the  1940  Act,  Rule  12b 1
thereunder,  and  other  applicable  rules  and	regulations.
(f) Subject to applicable law, the Trustees are further empowered, at any time and from time to time, to contract with any
entity to provide such other services to the Trust or one or more of the
Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.
(g) The fact that:
(i)  any  of  the  Shareholders,  Trustees,  or  officers  of  the  Trust  is a  shareholder,  director,  officer,  partner,  trustee,
employee,  Investment  Adviser,  Administrator,  sub adviser, sub administrator, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with
which  an  advisory,  management,  or  administration  contract,  or
Principal  Underwriters  or  distributors  contract,  or  fund accounting, custody, transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that
(ii) any corporation, trust, association or other organization with which an advisory, management, or administration
contract or Principal Underwriters or distributors contract, or fund accounting, custody, transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or
Principal  Underwriters  or  distributors  or  other  service  contract with  one  or  more  other  corporations,  trusts,  associations,  or other  organizations,  or  has  other  business  or  interests,  shall  not affect  the  validity  of  any  such  contract  or  disqualify  any
Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.
Section 7. Trustees and Officers as Shareholders
Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he or she were not a Trustee, officer or agent. The Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from,
any such Person or any firm or company in which such Person is interested, subject to the general limitations contained herein, the terms of the Trusts then current registration statement for the Shares or the limitations contained in the By Laws relating to the sale and redemption of such Shares.
ARTICLE V
SHAREHOLDERS VOTING POWERS AND MEETINGS
Section 1. Voting Powers; Meetings; Notice; Record Dates
(a) The Shareholders shall have power to vote only with respect to :(i)
the election or removal of Trustees as provided in Article IV hereof; and
(ii) such additional matters relating to the Trust as may be required by applicable law, this Declaration of Trust, the By Laws or any registration of the Trust with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable.
(b) As to each matter on which a Shareholder is entitled to vote, such Shareholder shall be entitled to one vote for each whole Share (as of the Record Date applicable to the meeting or written consent pursuant to which the vote of Shareholders is being
sought or obtained) and a proportionate fractional vote with respect to the fractional Shares, if any. All references in this Declaration of Trust or the By Laws to a vote of, or the holders of, a majority, percentage or other proportion of Outstanding Shares shall mean a vote of, or the holders of, such majority, percentage or other proportion of the votes to which such Shares entitle their holder(s).
(c)  Notwithstanding  any  other  provision  of  this  Declaration  of
Trust,  on  any  matters  submitted  to  a  vote  of  the
Shareholders, all Outstanding Shares of the Trust then entitled to vote shall be voted in aggregate, except:
(i) when required by the 1940 Act, Shares shall be voted by individual
Series; (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more
Series, then only the Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon.(d) There shall be no cumulative voting in the election of Trustees.
(e) Shares may be voted in person or by proxy. A proxy may be given in writing. The By Laws may provide that proxies
May also, or may instead, be given by an electronic or
telecommunications device or in any other manner.
(f) Notwithstanding anything else contained herein or in the By Laws, in the event a proposal by anyone other than the
officers or Trustees of the Trust is submitted to a vote of the
Shareholders of one or more Series or Classes thereof or of the Trust, or
In the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust,
Shares may be voted only by written proxy or in person at a meeting.
(g) Until Shares of a Class or Series are issued, the Trustees may exercise all rights of Shareholders of that Class or Series
and may take any action required by law, this Declaration of Trust or the
By Laws to be taken by the Shareholders with respect to that
Class or Series. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.
(h) Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By Laws.
Section 2. Quorum and Required Vote
Except when a larger quorum is required by applicable law, by the
By Laws or by this Declaration of Trust, one third (33
1 3%) of the Outstanding Shares entitled to vote shall constitute a quorum at a Shareholders meeting. When any one or more Series
(or Classes) is to vote separately from any other Series (or Classes) of
 Shares, one third (33 1 3%) of the Outstanding Shares of each such Series (or Class) entitled to vote shall constitute a quorum at a Shareholders meeting of that Series (or Class). Except when a larger vote is required by any provision of this Declaration of Trust or the By Laws or by applicable law, when a quorum is present at any meeting, a majority of the Outstanding Shares voted shall decide any questions, except that Trustees shall be elected by the
affirmative vote of a plurality of the votes cast at such a meeting;
provided that, where any provision of law or of this Declaration of
Trust requires that the holders of any Series shall vote as a Series
(or that holders of a Class shall vote as a Class), then a majority of the Outstanding Shares of that Series (or Class) voted on the matter shall decide that matter insofar as that Series (or Class) is concerned.
Section 3. Record Dates
For the purpose of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for
determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record date for different Series (or Classes).
Section 4. Additional Provisions
The By Laws may include further provisions for Shareholders, votes and meetings and related matters.
ARTICLE VI
NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS
Section 1. Determination of Net Asset Value, Net Income and Distribution
ns
Subject to applicable law and Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By Laws or in a duly adopted resolution of the
Trustees such bases and time for determining the Net Asset Value per Share of any Series or Class or net income attributable to the Shares of any Series or Class, or the declaration and payment of
dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such
Series. The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine the Net Asset Value per
Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The
Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.
Section 2. Maintenance of Stable Net Asset Value
The Trustees may determine to maintain the Net Asset Value per Share of any Series at a designated constant dollar amount
and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income
attributable to that Series, or any Class thereof, as dividends payable in additional Shares of that Series Class at the designated constant dollar amount and for the handling of any losses attributable to that Series Class. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Series Class his or her pro rata portion of the total number of Shares required to be canceled in order to permit the Net Asset Value per Share of that
Series/Class to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his or her investment in any Series with respect to which the Trustees shall have adopted any such
procedure, to make the contribution referred to in the preceding sentence in the event of any such loss. The Trustees may delegate any of their powers and duties under this Section with respect to appraisal of assets and liabilities in the determination of Net Asset Value or  with  respect  to  a  suspension  of  the  determination  of  Net  Asset
 Value to an officer or officers or agent or agents of the Trust designated from time to time by the Trustees.
Section 3. Redemptions and Repurchases
(a) Each Shareholder of a Series shall have the right at such times as may be permitted by the Trustees to require the Series
to redeem all or any part of his or her Shares at a redemption price per
Share equal to the Net Asset Value per Share at such time as the
Trustees shall have prescribed by resolution. In the absence of such resolution, the redemption price per Share shall be the Net Asset
Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the
Trustees and described in the Trusts Registration Statement for that
Series under the Securities Act of 1933. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption of any Shares of a Series or Class, and, in the case of any
Series or Class now or hereafter authorized, if so determined by the Trustees, Shares of such a Series or Class shall be redeemable only in aggregations of such number of Shares and at such times as may be determined by, or determined pursuant to procedures or methods prescribed by or approved by, the Trustees from time to time with respect to such Series or Class. The number of Shares comprising an aggregation for purposes of redemption or repurchase so
determined from time to time with respect to any Series or Class shall be referred to herein as a Creation Unit and collectively, as
Creation Units.
The  Trustees  shall  have  the  unrestricted  power  to  determine  and change  from  time  to  time  the  number  of  Shares  constituting  a
Creation Unit by resolutions adopted at any regular or special meeting of the Trustees. Each holder of a Creation Unit aggregation of a Series or Class, upon request to the Trust accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer if certificates have been issued to such holder, or in accordance with such other procedures as may from time to time be in effect if certificates have not been issued, shall be entitled to require the Trust to redeem all or any number of such holders Shares standing in the name of such holder on the books of the Trust, but in the case of Shares of any Series or Class as to which the Trustees have determined that such Shares be redeemable in Creation Unit aggregations, only in such Creation Unit aggregations of Shares of such Series or Class as the Trustees may determine from time to time.
Payment of the redemption price may be wholly or partly in
securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash.
Upon redemption, Shares may be reissued from time to time. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or
Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the
Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.
(b) Subject to the provisions of paragraph (a) above, payment for any
Shares which are presented for redemption shall be made in cash or property from the assets of the relevant Series and payment for such
Shares shall be made within seven (7) days after the date upon which the redemption request is effective, or such longer period as may be required. The redemption price may in any
case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining
Shareholders of the Series or Class thereof for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under
authority of the Trustees. In no case shall the Trust be liable for any delay of any Investment Adviser or Administrator or other Person in transferring securities selected for delivery as all or part of any payment in kind.
(c) If, as referred to in paragraph (a) above, the Trustees postpone payment of the redemption price and suspend the right of
Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Shareholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.
(d) If the Trustees shall, at any time and in good faith, determine that direct or indirect ownership of Shares of any Series or
Class thereof has or may become concentrated in any Person to an extent that would disqualify any Series as a regulated investment company under the Code, then the Trustees shall have the power (but not the obligation), by such means as they deem equitable, to:
(i) call for the redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or
bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification;
(ii) refuse to transfer or issue Shares of any Series or Class thereof to such Person whose acquisition of the Shares in question would result in such disqualification; or(iii) take such other actions as they deem necessary and appropriate to avoid such disqualification.
(e) The Trust shall, to the extent permitted by applicable law, have the right at any time to redeem the Shares owned by any holder thereof:
(i) in connection with the termination of any Series or Class of Shares;
(ii) if the value of such Shares in the account or accounts maintained by the Trust or its transfer agent for such Series
or Class of Shares is less than the value determined from time to time by the Trustees as the minimum required for an account or
accounts of such Series or Class, provided that the Trust shall provide a Shareholder with written notice at least fifteen (15) days prior to effecting a redemption of that Shareholders Shares as a result of not satisfying such requirement;
(iii) if the Shareholder fails to pay when due the full purchase price of
Shares issued to him;(iv) if the Shareholder fails to comply with paragraph (f) of this Section 2; or
(v) if the Trustees determine that redemption is appropriate or necessary to prevent harm to the Trust or its shareholders and such redemption is permitted under applicable law.
Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.
(f) The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares and the beneficial owner(s) thereof as the
Trustees deem necessary to comply with the provisions of the
Code, or to comply with the requirements of any governmental authority or applicable law or regulation.
ARTICLE VII
COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES
Section 1. Compensation
The Trustees in such capacity shall be entitled to reasonable compensation from the Trust, and they may fix the amount of
such  compensation.  However,  the  Trust  will  not  compensate  those
Trustees  who  are  otherwise  compensated  by  the  Investment
Adviser, any sub adviser or the Principal Underwriter under the terms of any contract between the Trust and the Investment Adviser,
any sub adviser or the Principal Underwriter, as applicable. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.
Section 2. Limitation of Liability
A Trustee, when acting in such capacity, shall not be personally liable to any Person other than the Trust or a beneficial
owner for any act, omission or obligation of the Trust or any Trustee. A
Trustee shall not be liable for any act or omission or any
conduct whatsoever in his or her capacity as Trustee, provided that nothing contained herein or in the Delaware Act shall protect any
Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder. No Trustee
who has been determined to be an audit committee financial expert
(for purposes of Section 407 of the Sarbanes Oxley Act of 2002 or  any  successor  provision  thereto)  by  the  Trustees  shall  be subject to any greater liability or duty of care in discharging such Trustees duties and responsibilities by virtue of such determination than is any Trustee who has not been so designated.
Section 3. Indemnification
(a) Subject to the exceptions and limitations contained in the By Laws:
(i) each individual who is, has been, or becomes a Trustee or officer of the Trust (hereinafter referred to as a Covered
Person) shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer of the
Trust and against amounts paid or incurred by him or her
in the settlement thereof; and
(ii) expenses in connection with the defense of any proceeding of the character described in clause (i) above shall be
advanced by the Trust to the Covered Person from time to time prior to final disposition of such proceeding to the fullest extent
permitted by law.
(b) For purposes of this Section 3 and Section 5 of this Article VII below, proceeding means any threatened, pending or completed  claim,  action,  suit  or  proceeding,  whether  civil,  criminal,
 administrative  or  investigative	(including  appeals);  and
liabilities  and expenses  includes,  without  limitation,  attorneys fees,  costs,  judgments,  amounts  paid  in  settlement,  fines, penalties and all other liabilities whatsoever.
(c) No indemnification shall be provided hereunder to a Covered Person who shall have been adjudicated by a court or
body before which the proceeding was brought (i) to be liable to the
Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, (ii) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust, or (iii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A)
by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial type inquiry).
(d)  The  Trusts  financial  obligations  arising  from  the indemnification provided  herein  may  be  insured  by  policies
maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to an individual who has ceased to be a Covered Person as to acts or omissions as a Covered
Person and shall inure to the benefit of the heirs, executors and administrators of such individual. Nothing contained herein shall affect  any  rights  to  indemnification  to  which  Trust  personnel,  other than  Covered  Persons,  and  other  persons  may  be  entitled  by contract or otherwise under law.
(e) Expenses in connection with the defense of any proceeding of the character described in paragraph (a) above may be
advanced by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the
Trust or Series if it is ultimately determined that he is not entitled  to  indemnification  under  this  Section  3;  provided,  however that  either  (i)  such  Covered  Person  shall  have  provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments, or
(iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial type inquiry or  full  investigation),  that  there  is  reason  to  believe  that  such
Covered  Person  will  be  found  entitled  to  indemnification  under
Section 3.
(f) In no event will any revision, amendment or change to this Section 3 or the By Laws affect in any manner the rights of
any Covered Person to receive indemnification by the Trust against all liabilities and expenses reasonably incurred or paid by the
Covered Person in connection with any proceeding in which the
Covered Person becomes involved as a party or otherwise by virtue of  being  or  having  been  a  Trustee  or  officer  of  the  Trust  (including any  amount  paid  or  incurred  by  the  Covered  Person  in  the settlement of such proceeding) with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such revision, amendment or change to this Section 3 or the By Laws is made.
Section 4. Trustees Good Faith Action; Expert Advice; No Bond or Surety
The  exercise  by  the  Trustees  of  their  powers  and  discretions hereunder  shall  be  binding  upon  everyone  interested.  A
Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless  disregard  of  the  duties  involved  in  the  conduct  of  the office  of  Trustee,  and  shall  not  be  liable  for  errors  of  judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this
Declaration of Trust and the By Laws, and shall be under no liability for any act or omission in accordance with such advice. The
Trustees shall not be required to give any bond as such, nor any surety i a bond is required.
Section 5. Insurance
The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance
for  liability  and  for  all  expenses  reasonably  incurred  or  paid  or expected to be paid by a Trustee, officer or agent of the Trust in connection with any proceeding in which he or she may become involved by virtue of his or her capacity or former capacity as a
Trustee, officer or agent of the Trust. For purposes of this Section 5, age nt means any Person who is, was or becomes an employee or
other agent of the Trust who is not a Covered Person.
ARTICLE VIII
MISCELLANEOUS
Section 1. Liability of Third Persons Dealing with Trustees
No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.
Section 2. Derivative Actions
(a) Shareholders of the Trust or any Series may not bring a derivative action to enforce the right of the Trust or an affected
Series, as applicable, unless each of the following conditions is met:
(i) each complaining Shareholder was a Shareholder of the Trust or the
affected Series, as applicable, at the time of the
action  or  failure  to  act  complained  of,  or  acquired  the  Shares afterwards  by  operation  of  law  from  a  Person  who  was  a
Shareholder at that time;
(ii) each complaining Shareholder was a Shareholder of the Trust or the
affected Series, as applicable, as of the time
the demand required by subparagraph (iii) below was made;
(iii) prior to the commencement of such derivative action, the complaining Shareholders have made a written demand
to the Trustees requesting that the Trustees cause the Trust or affected
Series, as applicable, to file the action itself. In order to warrant consideration, any such written demand must include at least the following:(1)a  detailed  description  of  the  action  or  failure to  act  complained  of  and  the  facts  upon  which  each  such allegation is made;
(2) a  statement  to  the  effect  that  the  complaining  Shareholders believe  that  they  will  fairly  and  adequately
represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Series, as
applicable, and an explanation of why the complaining Shareholders believe that to be the case;
(3)a certification that the requirements of sub paragraphs (a)(i)
 and (a)(ii) have been met, as well as information
reasonably designed to allow the Trustees to verify that certification;
and
(4)a certification that each complaining Shareholder will be a
Shareholder of the Trust or the affected Series, as
applicable, as of the commencement of the derivative action;
(iv) shareholders owning Shares representing no less than a majority of the then Outstanding Shares of the Trust or
the affected Series, as applicable, must join in bringing the derivative action; and
(v) a copy of the derivative complaint must be served on the Trust, assuming the requirements of subparagraphs (i)
(iv) above have already been met and the derivative action has not been barred in accordance with paragraph (b)(ii) below.
(b)  Demands  for  derivative  action  submitted  in  accordance  with the  requirements  above  will  be  considered  by  those
Trustees who are not deemed to be Interested Persons of the Trust.
Within 30 calendar days of the receipt of such demand by the
Trustees, those Trustees who are not deemed to be Interested Persons of the Trust will consider the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series, as applicable. Trustees that are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action.
(i) If the demand for derivative action has not been considered within 30 calendar days of the receipt of such demand by  the  Trustees,  a  decision  communicated  to  the  complaining
Shareholder  within  the  time  permitted  by  sub paragraph
(ii) below, and sub paragraphs (i) (iv) of paragraph (a) above have been met, the complaining Shareholders shall not be barred
by this Declaration of Trust from commencing a derivative action.
(ii) If the demand for derivative action has been made to the Trustees, and a majority of those Trustees who are not
deemed to be Interested Persons of the Trust have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Series, as applicable, the complaining Shareholders shall be barred from  commencing  the  derivative  action.  If  upon  such  consideration a  majority  of  those  Trustees  who  are  not  deemed  to  be
Interested Persons of the Trust determine that such a suit should be maintained, then the appropriate officers of the Trust shall commence initiation of that suit and such suit shall proceed directly rather than derivatively. The Trustees, or the appropriate
officers of the Trust, shall inform the complaining Shareholders of any decision reached under this sub paragraph (ii) in writing
within five business days of such decision having been reached.
(c) A Shareholder of a particular Series of the Trust shall not be entitled to participate in a derivative action on behalf of
any other Series of the Trust.
Section 3. Termination of the Trust or Any Series or Class
(a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at
any time by vote of a majority of the Outstanding Shares of each Series entitled to vote or by the Trustees by written notice to the
Shareholders. Any Series or Class thereof may be dissolved at any time by vote of a majority of the Outstanding Shares of such Series or Class entitled to vote or by the Trustees by written notice to the Shareholders of such Series or Class.
(b) Upon the requisite Shareholder vote or action by the Trustees to dissolve the Trust or to dissolve any one or more Series
or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or any Class thereof as may be determined by the Trustees and as required by the
Delaware Act, the Trust shall in accordance with such procedures as the
Trustees may consider appropriate reduce the remaining
assets of the Trust or of the affected Series or Class to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or Class on the date of distribution. Thereupon, the Trust or any affected Series or
Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.
(c) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate
of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate of Cancellation may be
signed by any one Trustee.
Section 4. Reorganization
(a)  Notwithstanding  anything  else  herein,  the  Trustees  may, without  Shareholder  approval,  unless  such  approval  is
required by applicable law:
(i) cause the Trust, or any one or more Series or Classes, to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof, that will succeed to or assume the Trusts registration under the 1940 Act and that is formed, organized, or existing
under the laws of the United States or of a state, commonwealth, possession or territory of the United States, unless otherwise permitted under the 1940 Act;
(ii) cause the Trust, or any one or more Series or Classes, to sell the assets thereby in exchange for beneficial interests
of another management investment company;
(iii) cause the Trust, or any one or more of its Series, to cease listing its Shares on a securities exchange and to cease operating as an exchange traded open end management investment company, in reliance on certain exemptions under the 1940 Act.
(iv) cause the Trust, or any one or more of its Series, to modify its investment objective and or strategy, including
with respect to the Trusts (or Series) objective and or strategy with respect to seeking to provide an investment return that
corresponds to a securities or investment index, as applicable;
(v) cause the Shares to be exchanged under or pursuant to any state or
federal statute to the extent permitted by law;	or
(vi) cause the Trust to reorganize as a corporation, limited liability comp any or limited liability partnership under the
laws of Delaware or any other state or jurisdiction.
(b)  Any  agreement  of  merger  or  consolidation  or  exchange  or certificate  of  merger  may  be  signed  by  a  majority  of  the
Trustees and facsimile signatures conveyed by electronic or
telecommunication means shall be valid.
(c) Pursuant to and in accordance with the provisions of Section 3 815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 4 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.
(d) The Trustees may create one or more statutory trusts to which all or any part of the assets, liabilities, profits, or losses of
the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or
Class thereof into beneficial interests in any such newly created trust or trusts or any series of classes thereof.
(e) The approval of the Trustees shall be sufficient to cause the Trust, or any Series thereof, to sell and convey all or substantially  all  of  the  assets  of  the  Trust  or  any  affected  Series to another Series of the Trust or to another entity to the extent permitted under the 1940 Act, for adequate consideration, which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares or interests in such other
Series of the Trust or other entity or series thereof.
Section 5. Amendments
(a) Except as specifically provided in this Section 5, the Trustees may, without Shareholder vote, restate, amend, or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote on:
(i) any amendment that would affect their right to vote granted in
Article V, Section 1 hereof;
(ii) any amendment to this Section 5 of Article VIII;
(iii) any amendment that may require their vote under applicable law or by the Trusts registration statement, as filed
with the Commission; and
(iv) any amendment submitted to them for their vote by the Trustees.
(b) Any amendment required or permitted to be submitted to the
Shareholders that, as the Trustees determine, shall affect
the Shareholders of one or more Series or Classes shall be authorized by a vote of the Shareholders of each Series or Class affected, and no vote shall be required of Shareholders of a Series or Class not affected.
(c) The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they
deem necessary or desirable.
(d) Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII,
Section  5  hereof  with  respect  to  any  acts  or  omissions  of  Persons covered  thereby  prior  to  such  amendment  nor  shall  any  such amendment limit the rights to indemnification referenced in Article VII,
Section 3 hereof or as provided in the By Laws with respect
to any acts or omissions of Persons covered thereby prior to such amendment. Furthermore, neither the Certificate of Trust nor this
Declaration of Trust may be amended to reduce the percentage of
Trustees necessary to constitute a majority of Trustees or to eliminate the requirement for approval of a majority of Trustees as to any matter without the approval of a majority of Trustees.
Section 6. Maintaining Copies of Declaration of Trust; References;
Headings; Counterparts
(a) The original or a copy of this Declaration of Trust and of each restatement and or amendment hereto shall be kept at the
office of the Trust where it may be inspected by any Shareholder.
Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such restatements and or amendments.
(b) In this Declaration of Trust and in any such restatements and or amendments, references to this Declaration of Trust, and
all expressions such as herein, hereof, and hereunder, shall be deemed to refer to this Declaration of Trust as amended or
affected by any such restatements and or amendments.
(c) Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect
the meaning, construction or effect of this Declaration of Trust.
Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.
(d) This Declaration of Trust may be executed in any number of counter parts each of which shall be deemed an original.
Section 7. Applicable Law
(a)  This  Declaration  of  Trust  and  the  Trust  created  hereunder  are to  be  governed  by  and  construed  and  enforced  in
accordance with the laws of the State of Delaware. The Trust shall be of the type commonly called a statutory trust, and without
limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the
Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.
(b) Notwithstanding the first sentence of Section 7(a) of this Article VIII, there shall not be applicable to the Trust, the
Trustees, or this Declaration of Trust either the provisions of Section
3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Del aware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements  to  post  bonds  for  trustees,  officers,  agents,  or employees  of  a  trust;  (iii)  the  necessity  for  obtaining  court  or
other	governmental  approval  concerning  the  acquisition,
 holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or
(vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.
Section 8. Provisions in Conflict with Law or Regulations
(a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that  any  such  provision  is  in  conflict  with  the  1940  Act,  the regulated  investment  company  provisions  of  the  Code,  and  the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed
never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining  provisions  of  this  Declaration  of  Trust  or  render  invalid or  improper  any  action  taken  or  omitted  prior  to  such determination.
(b) If any provision of this Declaration of Trust shall be held invalid or un enforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.
Section 9. Fiscal Year
The fiscal year of the Trust shall end on the date set by resolution by the Trustees. The Trustees may change the fiscal year of the Trust without Shareholder approval.
Section 10. Use of the Name Pacific Investment Management or PIMCO
Pacific Investment Management Company LLC (PIMCO) has consented to and granted a non exclusive license for the
use by the Trust and by each Series thereof to the phrase
Pacific Investment Management or the identifying word PIMCO in the name of the Trust and of each Series. Such consent is conditioned upon the Trusts employment of PIMCO or its affiliate as
Investment Adviser to the Trust and to each Series. As between PIMCO and the Trust, PIMCO shall control the use of such name
insofar as such name contains the phrase Pacific Investment
Management or the identifying word PIMCO. PIMCO may from time to time use the phrase Pacific Investment Management or the
identifying word PIMCO in other connections and for other
purposes, including without limitation in the names of other investment companies, corporations or businesses that it may manage,
advise, sponsor or own or in which it may have a financial interest.
PIMCO may require the Trust or any Series to cease using the phrase Pacific Investment Management or the identifying word PIMCO in the name of the Trust or any Series if the Trust or Series ceases to employ PIMCO or an affiliate thereof as Investment Adviser.
Section 11. Statutory Trust Only
It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act. It is not the intention of the
Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act.
Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.
Section 12. Writings
To the fullest extent permitted by applicable laws and regulations:
(a) all requirements in this Declaration of Trust or in the By Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and
(b)  all  requirements  in  this  Declaration  of  Trust  or  in  the  By Laws that  any  writing  be  signed  shall  be  deemed  to  be
satisfied by any electronic signature in such form that is acceptable to the Trustees.
IN  WITNESS  WHEREOF,  the  Trustees  named  below,  being  the
Trustees  of  PIMCO  ETF  Trust,  have  executed  this
Amended and Restated Declaration of Trust as of this 4th day of Novem ber, 2014.
By:
Brent R. Harris, as
Trustee and not individually

By:
E. Philip Cannon, as
Trustee and not individually

By:
J. Michael Hagan, as
Trustee and not individually

By:
Douglas M. Hodge, as
Trustee and not individually

By:
Ronald C. Parker, as
Trustee and not individually

SCHEDULE A
SERIES OF TRUST
as of November 4, 2014

PIMCO 0 1 Year U.S. Treasury Index Exchange Traded Fund
PIMCO 0 5 Year High Yield Corporate Bond Index Exchange Traded Fund PIMCO 1 3 Year U.S. Treasury Index Exchange Traded Fund
PIMCO 1 5 Year U.S. TIPS Index Exchange Traded Fund
PIMCO 15+ Year U.S. TIPS Index Exchange Traded Fund
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange Traded
Fund
PIMCO 3 7 Year U.S. Treasury Index Exchange Traded Fund
PIMCO 7 15 Year U.S. Treasury Index Exchange Traded Fund
PIMCO Banking Sector Corporate Bond Index Fund
PIMCO Broad U.S. TIPS Index Exchange Traded Fund
PIMCO Broad U.S. Treasury Index Exchange Traded Fund
PIMCO Commercial Mortgage Backed Securities Active Exchange Traded
 Fund
PIMCO Commercial Mortgage Bond Index Fund
PIMCO CommoditiesPLUS(r) AR Strategy Exchange Traded Fund
PIMCO CommodityRealReturn Strategy Exchange Traded Fund
PIMCO Diversified Income Active Exchange Traded Fund
PIMCO EM Fundamental IndexPLUS(r) AR Strategy Exchange Traded Fund PIMCO EM StocksPLUS(r) AR Strategy Exchange Traded Fund
PIMCO Emerging Markets Bond Index Fund
PIMCO Emerging Markets Government Inflation Linked Bond Index
Fund
PIMCO Enhanced Short Maturity Active Exchange Traded Fund
PIMCO Foreign Bond Active Exchange Traded Fund (U.S. Dollar Hedged) PIMCO Foreign Bond Exchange Traded Fund (Unhedged)
PIMCO Foreign Currency Strategy Active Exchange Traded Fund
PIMCO Fundamental IndexPLUS(r) AR Active Exchange Traded Fund
PIMCO Global Advantage(r) Inflation Linked Bond Active Exchange Trade d Fund
PIMCO Global Advantage(r) Bond Exchange Traded Fund
PIMCO Global Advantage(r) Bond Index Fund
PIMCO Global Inflation Linked Bond Index Fund
PIMCO Government Limited Maturity Exchange Traded Fund
PIMCO High Yield Corporate Bond Index Exchange Traded Fund
PIMCO Income Exchange Traded Fund
PIMCO Inflation Linked Active Exchange Traded Fund
PIMCO Inflation Response Multi Asset Exchange Traded Fund
PIMCO Intermediate Municipal Bond Active Exchange Traded Fund
PIMCO International Advantage Bond Exchange Traded Fund
PIMCO International Fundamental IndexPLUS(r) AR Strategy Active Excha Nge Traded Fund
PIMCO International StocksPLUS(r) AR Strategy Exchange Traded Fund (U nhedged)
PIMCO Investment Grade Corporate Bond Index Fund
PIMCO Investment Grade Floating Rate Bond Active Exchange Traded F und
PIMCO Low Duration Active Exchange Traded Fund
PIMCO Low Duration Investment Grade Corporate Bond Active Exchang
E Traded Fund
PIMCO Mortgage Backed Securities Active Exchange Traded Fund
PIMCO Municipal Bond Exchange Traded Fund
PIMCO Prime Limited Maturity Exchange Traded Fund
PIMCO Senior Loan Active Exchange Traded Fund
PIMCO Short Term Exchange Traded Fund
PIMCO Short Term Municipal Bond Active Exchange Traded Fund
PIMCO Small Cap StocksPLUS(r) AR Strategy Exchange Traded Fund
PIMCO Small Company Fundamental IndexPLUS(r) AR Strategy Exchange
Traded Fund
PIMCO StocksPLUS(r) Absolute Return Exchange Traded Fund
PIMCO Subprime Mortgage Index Fund
PIMCO Total Return Active Exchange Traded Fund
PIMCO U.S. Aggregate Bond Index Fund
PIMCO U.S. Long Duration Corporate Bond Index Fund
PIMCO U.S. Mortgage Index Fund
PIMCO Umbrella Credit Index Fund
PIMCO Unconstrained Bond Exchange Traded Fund